Exhibit 21

Remy International, Inc.

Subsidiaries of the Registrant

Name	Jurisdiction
Remy Inc.	Delaware
Delco Remy International (Europe) GmbH	Germany

Reman Holdings, L.L.C.	Delaware
Nabco, Inc.	Michigan

Power Investments, Inc.	Indiana
Franklin Power Products, Inc.	Indiana
Western Reman Industrial, Inc.	Delaware
Western Reman Industrial Ltd.	Canada
Magnum Power Products, LLC	Delaware
International Fuel Systems, Inc.	Indiana
Marine Corporation of America	Indiana
Power Investments Marine, Inc.	New Jersey
Powrbilt Products, Inc.	Texas
Central Precision Limited	Canada
World Wide Automotive, L.L.C.	Virginia
Publitech, Inc.	Virginia
World Wide Automotive Distributors, Inc.	Virginia

HSG I, Inc.	Delaware

HSG II, Inc.	Delaware
Remy Powertrain, L.P.	Delaware

M. & M. Knopf Auto Parts, L.L.C.	Delaware

Remy Alternators, Inc.	Delaware
Remy Alternators de Mexico, S. de R.L. de C.V.	Mexico
Remy Generators de Mexico, S. de R.L. de C.V.	Mexico

Remy International Holdings, Inc.	Delaware
Remy Sales, Inc.	Delaware

Remy Holdings Limited	UK
Remy Auto Parts Holdings B.V.	Netherlands
Auto Matic Transmission International A/S	Denmark
Mr. Transmission	Denmark
Remy Automotive Germany GmbH	Germany
Remy Holdings do Brasil Ltda.	Brazil
Remy Automotive Brazil, Ltda.	Brazil
Remy Automotive Holdings II B.V.	Netherlands

RK Automotive Holdings B.V.	Netherlands
Remy Korea Limited	Korea
Remy Automotive Europe bvba	Belgium
Electro Diesel Rebuild bvba	Belgium
Electro-Rebuild Tunisie S.A.R.L.	Tunisia
Remy Automotive Hungary kft	Hungary
Remy Mexico Holdings, S. de R.L. de C.V.	Mexico
Remy Remanufacturing Services, S. de R. L. de C.V.	Mexico
Remy Remanufacturing de Mexico S. de R.L. de C.V.	Mexico
Remy Mexico Services, S. de R.L. de C.V.	Mexico
Remy Componentes S. de R.L. de C.V.	Mexico
Remy Mexico, S. de R.L. de C.V.	Mexico
Remy Automotive Mexico, S. de R.L. de C.V.	Mexico
Remy Partes Automotrices S. de R.L. de C.V.	Mexico
Remy Mauritius Holdings Ltd.	Mauritius
Remy Electricals Hubei Company Limited	China
Hitachi Remy Automotive GmbH	Switzerland
HR Automotive Mexico, S. de R.L. de C.V.	Mexico
HR Automotive Poland Sp.z.o.o.	Poland
Remy Automotive Poland Sp. z.o.o.	Poland
Remy Automotive UK Limited	UK

Remy Holdings Limited	UK

Remy India Holdings, Inc.	Delaware
Remy Electricals India Limited	India

Remy Korea Holdings, Inc.	Delaware

Ballantrae Corporation	Delaware

Remy Logistics L.L.C.	Delaware

IPower Technologies L.L.C.	Delaware